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                                                          Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 23, 1998, accompanying the financial statements and schedule of The Sportsman's Guide, Inc. included in the Annual Report on Form 10-K for the fiscal year ended December 28, 1997, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts".

                                                   Grant Thornton LLP



Minneapolis, Minnesota
April 15, 1998